Exhibit 15.1

HYYH CPA. LLC

20 S Charles St Ste 403, Baltimore,

Maryland, MD 21201

www.hyyhcpa.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form F-3 (File No. 333-290341) and related Prospectus of Zhibao Technology Inc. (the “Company”) for the registration of Class A ordinary shares, debt securities, warrants, subscription rights and combinations of such securities;

(2) Registration Statement on Form S-8 (File No. 333-293537) pertaining to the Company’s 2026 Equity Incentive Plan of our report dated November 12, 2026, with respect to the consolidated balance sheets of the Company as of June 30, 2025 and 2026 and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity and cash flows of the Company for each of the three years in the period ended June 30, 2026, included in the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2026.

/s/ HYYH CPA. LLC

Baltimore, Maryland

November 12, 2026